EXHIBIT 23.01


                        [Letterhead of Barrett & Company]




Consent of:
Barrett & Company,
Certified Public Accountants


     We consent to the incorporation by reference of our report dated September 10, 1998, filed As an exhibit to the Arguss Holdings, Inc. (the "Company") Form 8-K dated September 4, 1998 (the "Form 8-K"), in the Company's Registration Statement on Form S-8 (Commission file No. 333-192777, in the Company's Registration Statement on Form S-8 (Commission File No. 333-27017, in the Company's Registration Statement on Form S-3 (Commission File No. 333-33083), and in the Form 8-K.


/s/ Lance Barrett
----------------------
    Lance Barrett



Vancouver, WA

September 16, 1998